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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 24, 2005, relating to the consolidated financial statements of Clinical Data, Inc. appearing in the Annual Report on Form 10-KSB of Clinical Data, Inc., for the year ended March 31, 2005, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 13, 2006